UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2018

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 767-0291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 23, 2018, Melinta Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 22,000,000 shares of common stock, par value $0.001 per share, of the Company. The offering price to the public was $5.00 per share, and the Underwriters agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $4.70 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,640,000 shares of common stock. On May 24, 2018, the Underwriters exercised their option to purchase the additional shares in full.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The offering closed on May 29, 2018.

The net proceeds to the Company from the offering were approximately $114.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-222731), previously filed with the Securities and Exchange Commission, and the prospectus supplement thereunder.

The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Willkie Farr & Gallagher LLP relating to the legality of the issuance and sale of the shares is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On May 21, 2018, the Company issued a press release announcing the commencement of the offering. On May 23, 2018, the Company issued a press release announcing the pricing of the offering. On May 29, 2018, the Company issued a press release announcing the Underwriters’ exercise of their option to purchase additional shares. The press releases are attached as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 23, 2018

5.1	Opinion of Willkie Farr & Gallagher LLP

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

99.1	Press Release, dated May 21, 2018

99.2	Press Release, dated May 23, 2018

99.3	Press Release, dated May 29, 2018

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 23, 2018

5.1	Opinion of Willkie Farr & Gallagher LLP

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

99.1	Press Release, dated May 21, 2018

99.2	Press Release, dated May 23, 2018

99.3	Press Release, dated May 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Melinta Therapeutics, Inc

By:	/s/ Paul Estrem
Paul Estrem
Chief Financial Officer

Dated: May 29, 2018